SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

PURSUANT TO SECTIONS 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934.

Date of Report (Date of earliest event reported): September 29, 2003

CAPTARIS, INC.

(Exact name of registrant as specified in its charter)

Commission file number: 0-25186

Washington (State or other jurisdiction of incorporation or organization)	91-1190085 (IRS employer identification no.)

10885 N.E. 4th Street

Bellevue, Washington 98004

(Address of principal executive offices, including zip code)

(425) 455-6000

(Registrant’s telephone number, including area code)

Item 2.	Acquisition or Disposition of Assets

On September 29, 2003, Captaris, Inc. (“Captaris”) announced the sale of its CallXpress product line, which primarily includes the Captaris’ voice and unified messaging assets to Sound Advantage, LLC (“Sound Advantage”), a California limited liability company.

Under the terms of the agreement, Sound Advantage acquired the CallXpress product line for $2.5 million in cash and will pay up to an additional $1.0 million per year over a three year period beginning January 1, 2004 pursuant to an earn out arrangement, which is based on achievement of specified revenue targets for the CallXpress business. In addition, Captaris was issued a 10 percent equity stake in Applied Voice and Speech Technologies, Inc. (“AVST”), a newly formed company established by Sound Advantage to acquire and operate the combined CallXpress and Sound Advantage businesses. RightFax will continue to be a part of AVST’s Unified Messaging offering, based on an ongoing OEM agreement.

Prior to these transactions, there were no material relationships between Sound Advantage, LLC and Captaris and any of Captaris’ affiliates, directors or officers, or any associates of any such director or officer.

Copies of the asset purchase agreement and the press release announcing the transaction are filed as Exhibits 2.1 and 99.1, respectively, to this Current Report on Form 8-K.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits

(b) Pro Forma Financial Information

The following unaudited pro forma financial information relating to Captaris’ disposition of its CallXpress product line is filed as Exhibit 99.2 to this Current Report on Form 8-K:

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2003

Unaudited Pro Forma Condensed Statement of Operations for Year Ended December 31, 2002

Unaudited Pro Forma Condensed Consolidated Statement of Operations for Six-Months Ended June 30, 2003

(c) Exhibits

Exhibit No.	Description

2.1	Agreement for Purchase and Sale of Assets dated September 29, 2003 by and between Sound Advantage, LLC, and Applied Voice & Speech Technologies, Inc. and Captaris, Inc.

99.1	Press Release dated September 29, 2003

99.2	Unaudited Pro Forma Financial Information

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPTARIS, INC.

Date:	October 21, 2003	By:	/s/ PETER PAPANO
Peter Papano
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement for Purchase and Sale of Assets dated September 29, 2003 by and between Sound Advantage, LLC, Applied Voice & Speech Technologies, Inc., and Captaris, Inc.

99.1	Press Release dated September 29, 2003

99.2	Unaudited Pro Forma Financial Information